QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2002

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23488 (Commission File Number)	38-2046833 (IRS Employer Identification No.)
5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

CIBER, Inc.
Information to be included in the Report

Item 5. Other Events.

        On December 16, 2002, CIBER, Inc. issued a News Release, which is attached as an exhibit, announcing CIBER's offer to acquire the ordinary shares of ECsoft Group plc not already owned by CIBER.

        CIBER expects to obtain an amendment to its existing bank line of credit to provide funding for closing this transaction.

Item 7 (c) Exhibits.

99.1
News Release dated December 16, 2002 announcing CIBER Launches Board Recommended Offer for Remaining Public Shares of ECsoft Group plc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, INC.
Date: December 17, 2002	By:	/s/ DAVID G. DURHAM
David G. Durham Chief Financial Officer, Senior Vice President and Treasurer

QuickLinks

  Item 5. Other Events.
  Item 7 (c) Exhibits.
SIGNATURE